UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2005

LEGGETT & PLATT, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Missouri	1-7845	44-0324630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 1 Leggett Road, Carthage, MO		64836
(Address of Principal Executive Offices)		(Zip Code)

417-358-8131

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 6, 2005, Leggett & Platt, Incorporated (the “Company”) commenced a medium-term note program (the “Program”) pursuant to which up to $500,000,000 aggregate principal amount of senior debt securities of the Company may be issued from time to time.

On May 6, 2005, in connection with the commencement of the Program, the Company entered into an Indenture dated May 6, 2005 with JPMorgan Chase Bank, N.A. as Trustee (the “Trustee”) (the “Senior Indenture”), which is attached hereto as exhibit 4.1 and incorporated herein by reference. Pursuant to the Senior Indenture, the Company may issue from time to time its debentures, notes, bonds or other evidences of indebtedness, to be issued in one or more series, whether or not pursuant to the Program. The Senior Indenture is subject to and governed by the Trust Indenture Act of 1939. The Senior Indenture does not limit the aggregate amount of debt securities that the Company may issue nor does it limit other debt that the Company may issue. The debt securities issued under the Senior Indenture will be unsecured obligations which would rank equally with all of the Company’s other unsecured and unsubordinated indebtedness. The terms and conditions, including payment terms, of the debt securities to be issued under the Senior Indenture will be determined from time to time by the Company. The Senior Indenture contains covenants which may apply to debt securities issued under the Senior Indenture that limit, among other things:

•	the Company’s ability to merge, sell or transfer the Company’s assets substantially as an entirety unless certain conditions are met.

•	the Company’s ability to create or have outstanding liens and other encumbrances, with certain exceptions. This limitation does not apply to any non-excepted liens if at the time and after giving effect to any debt secured by a lien such liens do not exceed 15% of the Company’s consolidated assets (as defined in the Senior Indenture).

•	the Company’s ability to enter into sale and leaseback transactions (as defined in the Senior Indenture).

The Senior Indenture contains customary events of default and also includes as an event of default other defaults under other debt instruments of the Company in excess of $50 million under certain circumstances. Under the Senior Indenture, if an event of default occurs and is continuing in respect of any outstanding series of debt securities, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be immediately due and payable. Events of default that result from certain events of bankruptcy, insolvency or receivership generally result in the principal amount of all of the debt securities outstanding becoming due and payable immediately, without notice or other action by any holder or the Trustee. The debt securities issued under the Senior Indenture also may be subject to legal or covenant defeasance provisions and may be subject to conversion or exchange provisions. These covenants and other terms are subject to a number of important qualifications and exceptions.

Also on May 6, 2005, in connection with the commencement of the Program, the Company entered into a Distribution Agreement (the “Distribution Agreement”) with Barclays Capital Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC (collectively the “Agents”). Other agents may also from time to time become a party to the Distribution Agreement. The Distribution Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference. Pursuant to the Distribution Agreement, the Company may offer medium-term notes pursuant to the Senior Indenture on a continuing basis through the Agents. Each of the Agents has agreed to use reasonable efforts to solicit offers to purchase, which may entitle one or more Agents to commissions at prescribed rates ranging from 0.125% to 0.825% of the principal amount of each medium-term note. The Company may also sell medium-term notes to any Agent, acting as principal, for a commission or at a discount to be agreed to at the time of sale. The Company reserves the right to offer, solicit offers and sell securities directly on its own behalf. The terms and conditions of the medium-term notes, including any applicable interest rate provisions, to be issued pursuant to the Distribution Agreement and the Senior Indenture will be determined from time to time by the Company, but generally may not exceed $500,000,000 in aggregate principal amount. Under the Program, no medium-term note will have a term of less than 9 months or more than 50 years. The Company has specified the general form of fixed rate notes that may be issued pursuant to the Program which is attached hereto as Exhibit 4.2 and incorporated herein by reference. The Company has also specified the general form of floating rate notes that may be issued pursuant to the Program which is attached hereto as Exhibit 4.3 and incorporated herein by reference. The Company must undertake certain administrative duties and pay principal and interest on securities issued under the Program. The Company also has certain ongoing obligations to provide certain materials and information to the Agents and generally to pay the Agents’ costs and fees under the Distribution Agreement. The Company has agreed to indemnify the Agents against certain liabilities, including civil liabilities under the Securities Act of 1933, or contribute to payments which Agents may be required to make in this regard. The terms, obligations and conditions applicable to the Distribution Agreement and the medium-term notes are subject to a number of important qualifications and exceptions.

The descriptions of the exhibits referred to above are brief summaries and do not contain all information that may be useful. The foregoing descriptions are qualified in their entirety by reference to the complete terms of the documents. For information regarding these documents you should read these documents which are filed as exhibits to this Current Report on Form 8-K and the descriptions of those documents in the Company’s prospectus supplement dated May 6, 2005, and accompanying prospectus, dated April 19, 2005, which was filed with the SEC on May 10, 2005 and which is attached hereto and incorporated herein by reference as Exhibit 99.1.

From time to time, the Company has entered into banking or other relationships with the Trustee. The Company previously entered into a senior indenture with the Trustee pursuant to which the Company has issued other debt securities. The Company has previously entered into underwriting arrangements with the Agents in connection with the past issuances of other of its debt securities. In the ordinary course of their respective businesses, the Agents and their affiliates have engaged, and may, in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates. JPMorgan Chase Bank, N.A., the Trustee, is an affiliate of J.P.Morgan Securities Inc.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See exhibit index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED
(Registrant)

Date: May 10, 2005	By:	/s/ Ernest C. Jett
Ernest C. Jett
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit
1.1	Distribution Agreement dated May 6, 2005 among the Company, Barclays Capital, Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC.

4.1	Senior Indenture dated May 6, 2005 between the Company and JPMorgan Chase Bank, N.A., as Trustee.

4.2	Form of Fixed Rate Note.

4.3	Form of Floating Rate Note.

99.1	Prospectus supplement dated May 6, 2005 and accompanying prospectus, dated April 19, 2005, incorporated by reference from the Company’s filing with the SEC on May 10, 2005 pursuant to Rule 424.